Exhibit 10.11

LOAN AGREEMENT’

This Loan Agreement (hereinafter referred to as the “Loan Agreement”) is made on this 10th day of October 2017 by and between:

ZEMENIK TRADING LIMITED, a company incorporated in Cyprus with registered number 332806, registered office is at Dositheou, 42, Strovolos, 2028, Nicosia, Cyprus, duly represented by its Directors Katerina Iosif and Panagiota Stylianou, acting under the Articles of Association, and authorized to sign all documents on behalf of the Company, acting on the basis of the Articles of Association, (hereinafter referred to as the “Lender”), and

HIGHWORLD INVESTMENTS LIMITED, a company incorporated in the British Virgin Islands (with registered number 1802016), whose registered office is at Trident Chambers, P.O. Box 146, Road Town, Tortola, BVI (hereinafter referred to as the “Borrower”), hereinafter together referred to as the “Parties”.

1.	THE LOAN

1.1 Amount of the Loan

In accordance with the provisions and terms of this Loan Agreement the Lender grants the Borrower the loan in a principal amount not exceeding RUB 1,200,000,000 (one billion two hundred million Russian rubles) (hereinafter referred to as the “Loan”). The Loan shall be disbursed to the following bank account:

NAME:	HIGHWORLD INVESTMENTS LIMITED
ACCOUNT NUMBER:	357025773778
CURRENCY	Russian Ruble
IBAN:	CY18 0020 0195 0000 3570 2577 3778 (paper format)
CY18002001950000357025773778 (electronic format)
SWIFT address (BIC code) of Bank of Cyprus Public Company Ltd is BCYPCY2N.

1.2 Terms of the Loan

The Loan shall be advanced to the Borrower in one or more tranches at the Lender’s discretion within 90 (ninety) calendar days of the date of delivery of a drawdown request from the Borrower and shall be repaid by the Borrower in full or in part together with any accrued interest in accordance with the terms of this Loan Agreement.

The Loan shall be repaid to the following bank account of the Lender (or such other account as is notified in writing to the Borrower not later than 30 days before repayment is due):

Beneficiary:	ZEMENIK TRADING LIMITED
Account Number:	3570 2219 3967
IBAN:	CY41 0020 0195 0000 3570 2219 3967
Bank:	Bank of Cyprus Public Ltd
Swift BIC:	BCYPCY2N
RUB correspondent bank: JSC VTB BANK, MOSCOW
VORONTSOVSKAYA STR. 43, 109044 MOSCOW, RUSSIA

A/C NO.:	30111810055550000153
SWIFT NO.:	VTBRRUMM XXX
BIK:	044525187
INN:	7702070139
KPP:	997950001
Correspondent account:	30101810700000000187

The term of the Loan is 11 months and it shall be repayable by the Borrower on the day falling 11 months after the date of this Agreement or earlier at any time at the Borrower’s discretion.

2.	REPRESENTATIONS

2.1 Borrower represents that:

•	it is a legal entity registered and carrying out activity in accordance with the laws of the British Virgin Islands in force;

•	all corporate procedures, statutory documents and permissions required for the execution of this Agreement have been obtained and are effective, and this Agreement does not contradict the contractual limitations binding upon Borrower and its statutory documents; and

•	this Agreement constitutes effective legal obligations of Borrower.

2.2 Lender represents that:

•	it is a legal entity registered and carrying out activity in accordance with the laws of Republic of Cyprus in force;

•	all corporate procedures, statutory documents and permissions required for the execution of this Agreement and the transactions contemplated herein have been obtained and are effective, and this Agreement does not contradict ant contractual limitations binding upon Lender and its statutory documents; and

•	this Agreement constitutes effective legal obligations of Lender.

3.	LOAN CONDITIONS. INTEREST

3.1 The interest on the Loan accrues on an annual basis in the amount of the key rate established by the Central Bank of Russia for the relevant interest period and determined on a daily basis (www.cbr.ru) plus 2.5% per annum (the “Interest Rate”).

3.2 Borrower shall pay to Lender interest on the Loan at the moment of full repayment of the total Loan amount.

3.3 The interest on the Loan is not compounded.

3.4 In case of Borrower’s default on its obligations with respect to the Loan and/or interest payments, Lender has the right to charge the penalty to the defaulted amount in the amount of 0.025% (zero point zero two five per cent) per day of default. Payment of penalty shall not discharge Borrower from repayment of the Loan and/or interest thereon.

4.	MISCELLANEOUS

4.1 Term of the Loan Agreement

The Loan Agreement comes into force on the date first written above.

4.2 Notifications

Any notice sent under this Loan Agreement shall be submitted in writing with observance of the appropriate procedures while delivered personally, by mail, telex or fax to the addresses of both of the required Parties as indicated above or at any other address that the Parties may notify to the other Party.

4.3 Successors

The Parties may not transfer all or part of their respective rights or obligations under this Loan Agreement without preliminary written consent of the other Party.

4.4 Introduction of amendments

Any amendments to this Loan Agreement can only be introduced in the form of a written document duly signed by the authorised representatives of the Borrower and the Lender. Any changes, suspensions or extension of the term of the Loan Agreement shall be made by additional agreement of the Parties.

4.5 Counterparts

This Agreement may be executed in any number of counterparts each of which when executed and delivered shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement. No counterpart shall be effective until each party has executed and delivered at least one counterpart.

4.6 Applicable law and jurisdiction

This Agreement shall be governed by, and construed in accordance with, the laws of England and Wales. All disputes of the Lender with Borrower concerning the provisions of this Agreement, which cannot be settled by way of negotiations, shall be referred to and finally resolved by arbitration under the LCIA Rules, which Rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be one. The seat or legal place of arbitration shall be London. The language to be used in the arbitral proceedings shall be English.

IN WITNESS WHEREOF, the Parties acting through their authorised representatives have concluded and have signed this Loan Agreement on the specified day,

Duly executed by the Parties:

signature

Director

For and on behalf of the Borrower

Mrs. signature / Katerina Iosif

Mr. signature / Panagiota Stylianou

For and on behalf of the Lender